Exhibit D
                                    ---------

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO THE ACT.


                          COMMON STOCK PURCHASE WARRANT

                                F5 NETWORKS, INC.


         THIS CERTIFIES that, for value received, NOKIA FINANCE INTERNATIONAL BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, or its permitted assigns (collectively, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time or from time to time during the exercise periods set forth in Section 2 hereof, to acquire from F5 NETWORKS, INC., a Washington corporation (the "Company"), that number of fully paid nonassessable shares of common stock, without par value, of the Company (the "Common Stock") set forth in Section 2 against payment of the exercise price per share set forth in Section 2. The shares of Common Stock issued pursuant to this Warrant are collectively referred to as the "Warrant Stock".

1. EXERCISE OF WARRANT. The purchase rights represented by this Warrant are exercisable by the registered Holder hereof during each of the Exercise Periods set forth in Section 2 below for any number of shares of Warrant Stock up to the maximum number set forth opposite the relevant Exercise Period in Section 2 below by the presentation of this Warrant and the notice of exercise attached hereto (the "Notice of Exercise") for such Exercise Period duly executed to the principal corporate offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company), and upon payment (by wire transfer or other immediately available funds) of the exercise price per share set forth in Section 2 (the "Exercise Price") subject to adjustment as provided in Section 10 below multiplied by the number of shares specified in the Notice of Exercise; whereupon the Holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock so purchased. The Company shall, for any exercise prior to the expiration of Option 3, acknowledge the exercise of this Warrant in part, by countersigning the relevant Notice of Exercise and returning this Warrant to the Holder presenting this Warrant for exercise.

2. EXERCISE PERIODS; MAXIMUM NUMBER OF SHARES; EXERCISE PRICE PER SHARE.

EXERCISE PERIODS                      MAXIMUM NUMBER OF SHARES                 EXERCISE PRICE PER SHARE
----------------                      ------------------------                 ------------------------

Option 1    10 Business Days          that number of shares necessary to       Average Closing Price as of
--------    immediately following     increase the Holding Group's aggregate   December 31, 2001
            December 31, 2001         interest in the Company to one share
                                      less than 15% of the Company's
                                      outstanding Common Stock as measured
                                      on the date of exercise

Option 2    10 Business Days          that number of shares necessary to       Average Closing Price as of
--------    immediately following     increase the Holding Group's aggregate   June 30, 2002
            June 30, 2002             interest in the Company to one share
                                      less than 20% of the Company's
                                      outstanding Common Stock as measured
                                      on the date of exercise


Option 3    10 Business Days          that number of shares necessary to       Average Closing Price as of
--------    immediately following     increase the Holding Group's aggregate   December 31, 2002
            December 31, 2002         interest in the Company to one share
                                      less than 20% of the Company's
                                      outstanding Common Stock as measured
                                      on the date of exercise

         "Holding Group" means the Holder plus (i) any transferee of all or a portion of this Warrant (a "Warrant Transferee") and (ii) any transferee of the any shares of the Company's Common Stock originally acquired by the Holder or a Warrant Transferee pursuant either to this Warrant or the Common Stock and Warrant Purchase Agreement made as of June 26, 2001 between the Company and the Holder (the "Transferred Securities"); provided, however, that any securities of the Company held by a transferee that are not Transferred Securities, shall not be included in calculating the percentage ownership of the Holding Group.

         The "Average Closing Price" means as of any date the average of the last reported sales prices of the shares of Common Stock on the Nasdaq National Market (or other exchange in which the shares are then listed) for the ten (10) consecutive trading days ending on the date specified, or if such date is not a trading day, on the previous trading day. "Business Day" means any day other than a Saturday or Sunday or any on which commercial banks in Seattle, Washington or Helsinki, Finland are authorized or obligated by law to close.

3. ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP. Certificates for shares purchased hereunder shall be delivered to the Holder hereof by the Company's transfer agent at the Company's expense within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. Each certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or, subject to applicable laws, other name as shall be requested by such Holder. The Company hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof. The Company agrees that the shares so issued shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered for exercise in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

4. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant.

5. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

6. EXCHANGE AND REGISTRY OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8. SATURDAYS, SUNDAYS AND HOLIDAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

9. CHANGE-IN-CONTROL TRANSACTION. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired, a Change-in-Control Transaction (as defined below) shall be initiated, this Warrant shall become fully-vested and exercisable immediately prior to the Change-in-Control Transaction, and lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant upon payment of the Exercise Price in effect based on the Average Trading Price on the trading day prior to the first public announcement of the Change-in-Control Transaction, up to either (i) that number of shares necessary to increase the Holding Group's interest in the Company to one share less than 20% of the Company's outstanding Common Stock on the date of exercise (after giving effect to any issuance of shares in connection with the Change-in-Control Transaction); or (ii) the equivalent number of shares of stock or other securities or property of the successor corporation resulting from such Change-in-Control Transaction (after giving effect to the exchange ratio or other consideration methodology applied in such Change-in-Control Transaction). A "Change-in-Control Transaction" means (a) any agreement to which the Company is a party calling for the merger or consolidation of the Company or the sale of all or a substantial portion of the assets of the Company; (b) any acquisition by any third party of beneficial ownership of 50% or more of the outstanding Common Stock of the Company; or (c) any public announcement of a tender or exchange offer for 50% or more of the outstanding Common Stock of the Company. The Holder of this Warrant shall have the same rights to notice and information provided to the shareholders of the Company in connection with any Change-in-Control Transaction. In the event this Warrant is not exercised within 10 Business Days after the consummation of the Change-in-Control Transaction, this Warrant shall terminate.

10. SUBDIVISION, COMBINATION, RECLASSIFICATION, ETC. If the Company at any time shall, by subdivision, combination, reclassification of securities or otherwise, change the Warrant Stock into the same or a different number of securities of any class or classes, this Warrant shall thereafter entitle the holder to acquire such number and kind of securities as would have been issuable in respect of the Warrant Stock (or other securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change) as the result of such change if this Warrant had been exercised in full for cash immediately prior to such change. The Exercise Price per share of the Warrant Stock shall be adjusted if and to the extent necessary to reflect such change. In the event that, on or after the first trading day included in the calculation of Average Closing Price in respect of any Exercise Period and on or prior to the date of exercise of the Warrant during such Exercise Period, there shall have occurred (i) any dividend or distribution of assets (whether in the form of cash, securities, property or any other assets, or any rights to acquire any of such) other than a normal quarterly cash dividend consistent with past practice, or (ii) any issue or sale to holders of Common Stock generally of any such assets or of shares of capital stock of the Company without consideration or for a consideration less than the fair market value thereof (which in the case of Common Stock will be deemed to be the applicable Average Closing Price), the Exercise Price per share shall be appropriately reduced to reflect the impact of such dividend, distribution, issue or sale. Similarly, in the event that, on or after the first trading day included in the calculation of Average Closing Price in respect of any Exercise Period and on or prior to the date of exercise of the Warrant during such Exercise Period, there shall have occurred reverse stock-split or similar combination of the Common Stock, the Exercise Price per share shall be appropriately increased to reflect the impact of such reverse stock-split or combination. The Company shall give the holder prompt written notice of any change in the type of securities issuable hereunder, any adjustment of the Exercise Price per share of Warrant Stock to be issued under this Warrant and any increase or decrease in the number of shares issuable hereunder.

11. TRANSFERABILITY; COMPLIANCE WITH SECURITIES ACT

     (a) This Warrant and the rights hereunder shall be transferable by the Holder hereof only to a transferee that is a subsidiary of the Investor or the ultimate parent of the Investor or any other subsidiary of such parent.

     (b) Each certificate representing the Warrant Stock or other securities issued in respect of the this Warrant upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. They may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of a registration statement in effect with respect to the securities under the Act or an opinion of counsel reasonably satisfactory to the company that such registration is not required, or unless sold pursuant to an exemption to the Act."

12. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company hereby represents, warrants and covenants to the Holder hereof that:

         (a) during the period this Warrant is outstanding, the Company will reserve from its authorized and unissued Common Stock a sufficient number of its duly authorized but unissued shares of Common Stock to provide for the issuance of shares of Common Stock issuable upon exercise of this Warrant in full;

         (b) the issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock issuable upon exercise of this Warrant;

         (c) the Company has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Stock hereunder and to carry out and perform its obligations under the terms of this Warrant; and

         (d) all corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Warrant by the Company, the authorization, sale, issuance and delivery of the Warrant Stock and the performance of the Company's obligations hereunder has been taken and shall remain in full force and effect; and

         (e) the Warrant Stock, when issued in compliance with the provisions of this Warrant, will be duly and validly authorized, issued, fully paid and nonassessable, and free of all taxes, liens or encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable federal and state securities laws.

13. COOPERATION. The Company will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against impairment.

14. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on reasonable terms as to indemnity or otherwise (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

15. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

16. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any terms of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

17. NOTICES. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company in writing).

18. CAPTIONS. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

19. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers.

Dated:  June 26, 2001                  F5 NETWORKS, INC.,
                                       a Washington corporation,


                                       By  /s/ John McAdam
                                         ----------------------------
                                         John McAdam, President

                               NOTICE OF EXERCISE
                                    OPTION 1


To:  F5 NETWORKS, INC.

     (1)  The undersigned hereby elects to purchase (check one and complete):

          [_]  _______________ shares of common stock of F5 NETWORKS, INC.

          [_] The full number of shares of common stock for which this Warrant is exercisable under Option 1 on the date hereof,

in either case pursuant to the terms of the attached Warrant, and the undersigned tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) The purchase price per share of common stock, calculated as provided in
Section 2 of the attached Warrant is $_____.

     (3) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

     --------------------------------
     (Name)


     --------------------------------
     (Address)

     (4) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares other than in a transaction that is registered under the Securities Act of 1933 or is exempt from, or is not subject to, such registration.



          January __, 2002
-------------------------------------   ----------------------------------------
               (Date)                                 (Signature)

                               NOTICE OF EXERCISE
                                    OPTION 2


To:  F5 NETWORKS, INC.

     (1)  The undersigned hereby elects to purchase (check one and complete):

          [_]  _______________ shares of common stock of F5 NETWORKS, INC.

          [_] The full number of shares of common stock for which this Warrant is exercisable under Option 2 on the date hereof,

in either case pursuant to the terms of the attached Warrant, and the undersigned tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) The purchase price per share of common stock, calculated as provided in
Section 2 of the attached Warrant is $_____.

     (3) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

     --------------------------------
     (Name)


     --------------------------------
     (Address)

     (4) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares other than in a transaction that is registered under the Securities Act of 1933 or is exempt from, or is not subject to, such registration.



          January __, 2002
-------------------------------------   ----------------------------------------
               (Date)                                 (Signature)

                               NOTICE OF EXERCISE
                                    OPTION 3


To:  F5 NETWORKS, INC.

     (1)  The undersigned hereby elects to purchase (check one and complete):

          [_]  _______________ shares of common stock of F5 NETWORKS, INC.

          [_] The full number of shares of common stock for which this Warrant is exercisable under Option 2 on the date hereof,

in either case pursuant to the terms of the attached Warrant, and the undersigned tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) The purchase price per share of common stock, calculated as provided in
Section 2 of the attached Warrant is $_____.

     (3) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

     --------------------------------
     (Name)


     --------------------------------
     (Address)

     (4) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares other than in a transaction that is registered under the Securities Act of 1933 or is exempt from, or is not subject to, such registration.



          January __, 2003
-------------------------------------   ----------------------------------------
               (Date)                                 (Signature)